Exhibit 24
POWER OF ATTORNEY

    KNOW ALL BY THESE PRESENTS, that the undersigned does hereby constitute and appoint Diarmaid Kevin Cunningham, Simon Peter Hollywood and Erina Joan Fox as the undersigned’s true and lawful attorney-in-fact to, as applicable:

(1)execute for and on behalf of the undersigned, in the undersigned’s capacity as a director of ICON plc (the “Company”), and submit to the U.S. Securities and Exchange Commission (“SEC”) a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules thereunder, Rule 144 under the Securities Act of 1933 (the “Securities Act”), and any amendments to the foregoing;

(2)execute for and on behalf of the undersigned, in the undersigned’s capacity as a director of the Company, Forms 3, 4 and 5 in accordance with Section 16(a) of the Exchange Act and the rules thereunder, Forms 144 in accordance with Rule 144 under the Securities Act, and any amendments to the foregoing;

(3)do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Forms 3, 4 or 5 or Forms 144, complete and execute any amendment or amendments thereto, and timely file such form with the SEC and any stock exchange or similar authority; and

(4)take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve to such attorney-in-fact’s discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with Section 16 of the Exchange Act or Rule 144 under the Securities Act.

The undersigned acknowledges that each such attorney-in-fact shall not be liable to the undersigned or to any other person for any act or omission taken in good faith and in a manner reasonably believed to be within the scope of authority granted under this Power of Attorney. Each such attorney-in-fact shall not be liable for any loss, damage, or expense incurred by reason of any act or omission in connection with the exercise or purported exercise of authority under this Power of Attorney, except to the extent resulting from such attorney-in-fact’s willful misconduct, or fraud. The undersigned undertakes and agrees to indemnify the attorneys-in-fact against all actions, claims, demands, proceedings, costs, charges, expenses and other losses, damages, or expenses that may be made against the attorneys-in-fact by reason of acting pursuant to this Power of Attorney.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 or Forms 144, as applicable, with respect to the undersigned’s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of the 15th day of March, 2026.

By: /s/ Eugene Pacelli McCague
        Eugene Pacelli McCague